                                                               SCHARF PERA & CO.


                                                                    Exhibit 23.4



The Board of Directors
Carolina Commerical Heat Treating, Inc.


        We consent to the inclusion of our report dated January 18, 1996 with respect to the balance sheets of Carolina Commerical Heat Treating, Inc. as of December 31, 1995 and 1994, and the related statements of income, stockholders' equity and cash flows for the years then ended, which report appears in the Form S-1 of Gibraltar Steel Corporation dated May 17, 1996.

                                                      /s/ Scharf Pera & Co.


May 17, 1996
Charlotte, North Carolina